EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Exelixis, Inc. of our report dated February 2, 2001 relating to the consolidated financial statements of Exelixis, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 15, 2001